UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      November 18, 2009

THE DIRECTV GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31945	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2009, The DIRECTV Group, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) appointed Michael D. White as President and Chief Executive Officer effective January 1, 2010 and elected him as a Director effective immediately.  A copy of the press release relating to such announcement, dated November 18, 2009, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. White has been Vice Chairman of PepsiCo and a member of PepsiCo’s Board of Directors since March 2006 and Chief Executive Officer of PepsiCo International since February 2003. Prior to that, he served as President and Chief Executive Officer of Frito-Lay’s Europe/Africa/Middle East division from 2000 until February 2003. From 1998 to 2000, Mr. White was Senior Vice President and Chief Financial Officer of PepsiCo. Mr. White has also served as Executive Vice President and Chief Financial Officer of PepsiCo Foods International and Chief Financial Officer of Frito-Lay North America. He joined Frito-Lay in 1990 as Vice President of Planning. Mr. White is also a director of Whirlpool Corporation.  He is 57 years old.

The primary terms of Mr. White’s employment have been agreed to and documented in a term sheet which is attached hereto as Exhibit 10.1.  These terms are intended to be incorporated in an employment agreement that will be executed between the Company and Mr. White.  Initially, Mr. White will be employed for a three year term commencing on January 1, 2010, with an initial base salary of $1.5 million adjusted annually, a target cash bonus under the Company’s executive cash bonus plan of 200% of base salary and a stock grant valued at $25 million consisting of 50% of value in stock options with three-year installment vesting on each anniversary of grant and 50% of value in restricted stock units which vests over a three year period.  Other terms and conditions are to be commensurate with similar executive positions.  The agreement will include non-compete and non-solicitation provisions that will apply for two years following termination of employment with the Company.  The agreement will also contain severance provisions that are consistent with the arrangements for other senior management of the Company and are described in more detail in the attached term sheet.

Larry D. Hunter will continue to serve as Interim Chief Executive Officer until Mr. White assumes office.

ITEM 9.01             Financial Statements and Exhibits

Exhibit 10.1 DIRECTV CEO Contract Term Sheet

Exhibit 99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)

Date: November 19, 2009	By:	/s/ LARRY D. HUNTER
Larry D. Hunter
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	DIRECTV CEO Contract Term Sheet

99.1	Press Release, dated November 18, 2009